TRITON INTERNATIONAL REPORTS SECOND QUARTER 2020 RESULTS
AND DECLARES QUARTERLY DIVIDENDS

Hamilton, Bermuda – July 24, 2020 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:

•	Net income attributable to common shareholders was $60.1 million or $0.86 per diluted share.

•	Adjusted net income was $60.0 million or $0.86 per diluted share, a decrease of 25.2% per diluted share from the second quarter of 2019.

•	Utilization averaged 95.0% in the second quarter of 2020. Utilization was 94.8% as of June 30, 2020 and was 95.0% as of July 22, 2020.

•
Triton repurchased 2.1 million common shares during the second quarter, and has repurchased an additional 0.3 million common shares through July 22, 2020. Triton has purchased over 12.4 million common shares since the inception of the program in August 2018.

•	Triton's Board of Directors announced a quarterly dividend of $0.52 per common share payable on September 24, 2020 to shareholders of record as of September 10, 2020.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and six months ended June 30, 2020 and 2019.

	(in millions, except per share data)
	Three Months Ended,			Six Months Ended,
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Total leasing revenues	$321.4	$321.5	$338.6	$642.9	$679.4

GAAP
Net income attributable to common shareholders(1)	$60.1	$67.2	$84.1	$127.3	$176.0
Net income per share - Diluted	$0.86	$0.94	$1.12	$1.80	$2.29

Non-GAAP (2)
Adjusted net income	$60.0	$67.1	$86.4	$127.1	$179.2
Adjusted net income per share - Diluted	$0.86	$0.93	$1.15	$1.80	$2.34

Return on equity (3)	12.2%	13.1%	16.2%	12.6%	16.7%

(1)
Net of dividends on preferred shares of $10.5 million and $20.3 million for the three and six months ended June 30, 2020, respectively, $9.8 million for the three months ended March 31, 2020, and $2.0 million and $2.3 million for the three and six ended June 30, 2019, respectively.

(2)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(3)	Refer to the “Calculation of Return on Equity” set forth below.

Operating Performance
"Triton achieved solid performance in the second quarter of 2020" commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $60.0 million of Adjusted net income, or $0.86 per share, and we realized an annualized Return on equity of 12.2%. While below our long-term targets, our solid performance demonstrates the underlying strength of our business given the numerous market challenges created by the global spread of COVID-19."

"The COVID-19 pandemic and the resulting widespread economic shutdowns have led to a significant decrease in global trade. Our customers estimate container transport volumes decreased 15% or more in the second quarter of 2020 compared to second quarter of last year, and our container pick-up and new deal activity were limited in the first half of the year. However, drop-off volumes have been moderate and our utilization decreased just 0.5% during the quarter to reach 94.8% as of June 30, 2020. The resiliency of our utilization reflects our high quality long-term lease portfolio, operational challenges for our customers that have slowed container turn-times and the generally balanced supply of containers. Used container sale prices and volumes have also held up well and we continue to generate sizable disposal gains."

"As of July 22, 2020, we have purchased $489.4 million of new and sale-leaseback containers for delivery in 2020, which is well below our typical level. However, Triton continues to use its strong cash flow to drive shareholder value in other ways. Our regular dividend currently provides an annual yield of approximately seven percent. We also repurchased 2.1 million common shares during the second quarter for an average price of $28.70, and repurchased an additional 0.3 million shares through July 22, 2020. We have purchased over 12.4 million shares since the inception of the program in August 2018, representing 15.4% of the shares originally outstanding. We also have continued to pay down debt and our leverage remains near an all-time low."

"We have been concerned that the sharp decrease in global container volumes this year would increase the financial challenges facing our customers. While we are not yet through the pandemic, container freight rates and the financial performance of our customers have generally held up better than anticipated. The major shipping lines have taken aggressive action to reduce their deployed vessel capacity, decreasing their network expenses and mitigating rate pressure from reduced freight volumes. The large decrease in bunker fuel prices has also been very helpful to their financial performance. We continue to monitor customer credit closely."

Outlook
Mr. Sondey continued, "There continues to be a high degree of uncertainty to our outlook due to the unprecedented nature of the broad economic shutdowns across the globe, and trade volumes and leasing demand were well below normal for the first half of the year. However, our customers have indicated volumes have improved as shutdowns in Europe and the United States have eased, and we have seen a significant increase in leasing deal activity in July. The extent to which these recent improvements continue will have a large impact on the trajectory of our performance through the rest of the year."

"While our visibility is more limited than usual, we expect our operating trends will improve in the third quarter as containers recently booked on lease are picked up, and we expect our Adjusted net income per share will increase from the second quarter to the third quarter of 2020."

Dividends
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on September 24, 2020 to shareholders of record at the close of business on September 10, 2020.

The Company's Board of Directors also approved and declared a cash dividend payable on September 15, 2020 to holders of record at the close of business on September 8, 2020 on its issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875

Share Repurchase Update
Triton repurchased 2.1 million common shares in the second quarter of 2020, and repurchased an additional 0.3 million common shares through July 22, 2020.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Friday, July 24, 2020 to discuss its second quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.1 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization and Fleet Information

Effective December 31, 2019, we revised our cost equivalent units ("CEU") factor to be more in line with the cost of new containers over the last several years. These new CEU factors are generally consistent with those published by the International Institute for Container Lessors ("IICL"). We use the CEU factors to measure the size and performance of our container fleet.

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Average Utilization (1)	95.0%	95.4%	95.8%	96.7%	97.2%
Ending Utilization (1)	94.8%	95.3%	95.4%	96.4%	97.1%

(1)	Utilization is computed by dividing total units on lease (in CEU) by the total units in fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of June 30, 2020, December 31, 2019 and June 30, 2019:

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2020	December 31, 2019	June 30, 2019	June 30, 2020	December 31, 2019	June 30, 2019
Dry	3,215,482	3,267,624	3,312,750	5,287,639	5,369,377	5,433,686
Refrigerated	227,018	225,520	228,353	438,380	435,148	440,340
Special	93,996	94,453	94,695	170,977	171,437	171,294
Tank	12,439	12,485	12,572	12,439	12,485	12,572
Chassis	24,133	24,515	24,856	44,524	45,154	45,765
Equipment leasing fleet	3,573,068	3,624,597	3,673,226	5,953,959	6,033,601	6,103,657
Equipment trading fleet	79,778	17,906	18,205	123,377	27,121	27,483
Total	3,652,846	3,642,503	3,691,431	6,077,336	6,060,722	6,131,140

	Equipment in CEU(1)
	June 30, 2020	December 31, 2019	June 30, 2019
Operating leases	6,478,561	6,434,434	6,499,909
Finance leases	317,159	423,638	438,986
Equipment trading fleet	120,654	37,232	41,966
Total	6,916,374	6,895,304	6,980,861

(1)
In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in, Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 14, 2020, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS:
Leasing equipment, net of accumulated depreciation of $3,135,646 and $2,933,886	$8,313,379	$8,392,547
Net investment in finance leases	306,879	413,342
Equipment held for sale	144,956	114,504
Revenue earning assets	8,765,214	8,920,393
Cash and cash equivalents	252,380	62,295
Restricted cash	98,503	106,677
Accounts receivable, net of allowances of $2,483 and $1,276	219,625	210,697
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $254,207 and $242,301	44,250	56,156
Other assets	65,093	38,902
Fair value of derivative instruments	24	10,848
Total assets	$9,681,754	$9,642,633
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$46,569	$24,685
Fair value of derivative instruments	163,932	36,087
Accounts payable and other accrued expenses	90,646	116,782
Net deferred income tax liability	302,551	301,317
Debt, net of unamortized costs of $34,088 and $39,781	6,569,106	6,631,525
Total liabilities	7,172,804	7,110,396

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	555,000	405,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,149,460 and 80,979,833 shares issued, respectively	811	810
Undesignated shares, $0.01 par value, 7,800,000 and 13,800,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 12,187,889 and 8,771,345 shares, respectively	(374,904)	(278,510)
Additional paid-in capital	901,289	902,725
Accumulated earnings	1,587,751	1,533,845
Accumulated other comprehensive income (loss)	(160,997)	(31,633)
Total shareholders' equity	2,508,950	2,532,237
Total liabilities and shareholders' equity	$9,681,754	$9,642,633

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Leasing revenues:
Operating leases	$313,423	$328,370	$626,227	$658,792
Finance leases	7,974	10,196	16,638	20,633
Total leasing revenues	321,397	338,566	642,865	679,425

Equipment trading revenues	16,903	23,209	32,283	41,037
Equipment trading expenses	(14,883)	(18,713)	(28,330)	(32,954)
Trading margin	2,020	4,496	3,953	8,083

Net gain on sale of leasing equipment	4,537	7,519	8,614	15,988

Operating expenses:
Depreciation and amortization	133,292	135,348	265,987	269,957
Direct operating expenses	29,619	18,097	52,867	34,899
Administrative expenses	20,472	19,988	39,697	38,175
Provision (reversal) for doubtful accounts	374	521	4,653	379
Total operating expenses	183,757	173,954	363,204	343,410
Operating income (loss)	144,197	176,627	292,228	360,086
Other expenses:
Interest and debt expense	66,874	82,260	135,876	165,780
Realized (gain) loss on derivative instruments, net	11	(669)	(224)	(1,373)
Unrealized (gain) loss on derivative instruments, net	(11)	1,267	286	2,253
Debt termination expense	—	558	31	558
Other (income) expense, net	36	(927)	(3,610)	(1,931)
Total other expenses	66,910	82,489	132,359	165,287
Income (loss) before income taxes	77,287	94,138	159,869	194,799
Income tax expense (benefit)	6,699	8,042	12,245	15,892
Net income (loss)	$70,588	$86,096	$147,624	$178,907
Less: income (loss) attributable to noncontrolling interest	—	—	—	592
Less: dividend on preferred shares	10,513	2,025	20,338	2,330
Net income (loss) attributable to common shareholders	$60,075	$84,071	$127,286	$175,985
Net income per common share—Basic	$0.87	$1.13	$1.81	$2.31
Net income per common share—Diluted	$0.86	$1.12	$1.80	$2.29
Cash dividends paid per common share	$0.52	$0.52	$1.04	$1.04
Weighted average number of common shares outstanding—Basic	69,275	74,598	70,436	76,151
Dilutive restricted shares	261	617	262	583
Weighted average number of common shares outstanding—Diluted	69,536	75,215	70,698	76,734

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$147,624	$178,907
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	265,987	269,957
Amortization of deferred debt cost and other debt related amortization	7,187	6,849
Lease related amortization	15,788	23,835
Share-based compensation expense	5,861	5,471
Net (gain) loss on sale of leasing equipment	(8,614)	(15,988)
Unrealized (gain) loss on derivative instruments	286	2,253
Debt termination expense	31	558
Deferred income taxes	12,037	13,910
Changes in operating assets and liabilities:
Accounts receivable	(20,778)	12,545
Accounts payable and other accrued expenses	(25,752)	(8,860)
Net equipment sold (purchased) for resale activity	(4,035)	(8,517)
Cash collections on finance lease receivables, net of income earned	46,650	33,680
Other assets	(25,703)	(12,786)
Net cash provided by (used in) operating activities	416,569	501,814
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(219,788)	(149,986)
Proceeds from sale of equipment, net of selling costs	102,088	106,603
Other	(328)	(130)
Net cash provided by (used in) investing activities	(118,028)	(43,513)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount	145,275	221,790
Purchases of treasury shares	(95,243)	(157,075)
Redemption of common shares for withholding taxes	(2,156)	(978)
Debt issuance costs	—	(5,455)
Borrowings under debt facilities	730,000	1,143,000
Payments under debt facilities and finance lease obligations	(801,044)	(1,472,827)
Dividends paid on preferred shares	(19,908)	(1,833)
Dividends paid on common shares	(72,964)	(78,960)
Distributions to noncontrolling interests	—	(2,078)
Purchase of noncontrolling interests	—	(103,039)
Other	(590)	—
Net cash provided by (used in) financing activities	(116,630)	(457,455)
Net increase (decrease) in cash, cash equivalents and restricted cash	$181,911	$846
Cash, cash equivalents and restricted cash, beginning of period	168,972	159,539
Cash, cash equivalents and restricted cash, end of period	$350,883	$160,385
Supplemental disclosures:
Interest paid	$131,457	$160,211
Income taxes paid (refunded)	$216	$2,216
Right-of-use asset for leased property	$196	$7,862
Supplemental non-cash investing activities:
Equipment purchases payable	$46,569	$11,015

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and return on equity throughout this press release.

Adjusted net income and return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, foreign and other income tax adjustments, and the tax benefit from vesting of restricted shares.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•	is widely used by securities analysts and investors to measure a company's operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019 and for the six months ended June 30, 2020 and June 30, 2019.

Additionally, the calculation for return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Six Months Ended,
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income attributable to common shareholders	$60,075	$67,211	$84,071	$127,286	$175,985
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	12	270	1,321	282	2,224
Debt termination expense	—	24	551	24	551
Foreign income tax adjustments	(85)	—	414	(85)	414
Tax benefit from vesting of restricted shares	—	(390)	—	(390)	—
Adjusted net income	$60,002	$67,115	$86,357	$127,117	$179,174
Adjusted net income per common share—Diluted	$0.86	$0.93	$1.15	$1.80	$2.34
Weighted average number of common shares outstanding—Diluted	69,536	71,798	75,215	70,698	76,734

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,			Six Months Ended,
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Adjusted net income	$60,002	$67,115	$86,357	$127,117	$179,174
Annualized Adjusted net income (1)	240,667	269,198	346,377	255,631	361,318

Average Shareholders' equity (2)(3)	$1,974,600	$2,061,244	$2,135,817	$2,025,479	$2,158,443

Return on equity	12.2%	13.1%	16.2%	12.6%	16.7%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)
Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder’s equity from each quarter in the current year and December 31 of the previous year for the six month ended periods.

(3)	Average Shareholders' equity was adjusted to exclude preferred shares.